EXHIBIT 10.9

Date: 12/10/2014

To:

Shay Hershcovich

Re: An Irrevocable undertaking to pay commission for capital raising.

We, Nano Textile Ltd. P.C 514997741 Ltd. (hereafter: “The Company”) hereby declare and commit in an irrevocable way as follows:

1.	The Company declares that an approach on its behalf was made to you for capital raising services for The Company from private investors.

2.	The Company undertakes to pay you for capital raising for The Company from private investors the commission in the amount and in the following way:

A rate of 8% of the amount that was raised as per this agreement (hereafter: “The Raising Amount”) independent of the actual value of The Company at the time of the execution of this undertaking and/or at the time of the raising and/or any other time (hereafter: “The Raising Commission”).

3.	The Raising Fee shall be paid as follows:

3.1.	8% of the total commission in cash

3.2.	In the event that The Company is required to pay another broker, thus in such case, the commission shall be 4% of the total investment.

4.	The Company undertakes to pay the above said Raising Commission as follows:

4.1.	The commission in cash within 14 (fourteen) days of the time you will approach The Company in writing and notify it that you have completed the capital raising process and that the funds are deposited in escrow.

4.2.	The commission specified in the above paragraph 3.2 shall be paid through a transfer or stocks to you or to whomever you shall instruct us in writing, and shall be paid within 45 (forty five) days of the notice submission as said above in paragraph 4.1.

5.	The address of The Company for the purpose of notice submission according to this agreement is as registered in the Corporations Registrar.

6.	This undertaking is irrevocable commencing its execution date and cannot be terminated.

Regards,

/s/ Joshua Hershcovich

Nano Textile Ltd.

I, the undersigned, hereby agree and confirm the aforementioned in this agreement.

/s/ Shay Hershcovich

Signature: Shay Hershcovich